                                                               EXHIBIT 99(d)(3)

                                 NO. 96-CI-08327
A. R. MILKES AND D. R. BURKLEW,                              IN THE DISTRICT COURT OF
on behalf of themselves and all other
limited partners of Courtyard by
Marriott II Limited Partnership

VS.                                                           BEXAR COUNTY, TEXAS

HOST MARRIOTT CORPORATION,
ET AL.                                                        285th  JUDICIAL DISTRICT
                           --------------------------
                                 NO. 98-CI-04092

ROBERT M. HAAS, SR., et al.                                   IN THE DISTRICT COURT OF

                   Plaintiffs,

MURRAY F. WEISS, et al.

                   Plaintiff Intervenors,

VS.                                                           BEXAR  COUNTY,  TEXAS

MARRIOTT INTERNATIONAL,
INC., et al.

                   Defendants.                                285TH   JUDICIAL   DISTRICT

                   FIRST AMENDMENT TO THE SETTLEMENT AGREEMENT

         Reference is made to the Settlement Agreement dated as of March 9, 2000 (the "Settlement Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Settlement Agreement. Except as expressly provided herein, this First Amendment to the Settlement Agreement (the "First Amendment") does not affect the Settlement Agreement. The Settlement Agreement is amended as follows:

I.    Section 1 of the Settlement Agreement is revised as follows:

      A.    Paragraph 1.20a is added as follows:

            1.20a "CBM I LP Unitholders" means the members of the CBM I LP Class certified by the Court holding 986 CBM I LP Units in the aggregate, excluding, however, the Equity Intervenors, the Palm Intervenors and the Insiders.

      B.    Paragraph 1.42 is deleted in its entirety and replaced as follows:

            1.42 "Effective Date" means, with respect to any given partnership, the business day on which the Judgment Order as to such partnership becomes Final. There may be more than one Effective Date depending on the number of Judgment Orders entered by the Court.

      C.    Paragraph 1.59 is deleted in its entirety and replaced as follows:

            1.59 "Judgment Order" means the judgment order or orders to be rendered by the Court in the Milkes and Haas Litigations, or any severed portions thereof, approving the fairness of the Settlement (or any portions thereof), dismissing the Milkes and Haas Litigations with prejudice (or any portions thereof), extinguishing as to the applicable Released Persons, the applicable Released Claims and permanently barring and enjoining such persons from asserting such Released Claims, and addressing such other matters as the Court deems necessary and appropriate.

      D. Paragraph 1.62(a) is deleted in its entirety and replaced with the following:

            1.62(a) as to each Plaintiff, other than a CBM I LP Unitholder, the pro-rata portion of the Settlement Amount due to such Plaintiff for a particular partnership, less Plaintiffs' Counsel's Attorneys' Fees; and reduced further by the amount, if any, such Plaintiff owes on the purchase price of its unit.

      E.    Paragraph 1.62 is amended to add the following paragraph 1.62(e):

            1.62(e) as to each of the CBM I LP Unitholders, provided that each does not opt-out of the CBM I LP Settlement and is not in an overlap position (and thereby able to convey the CBM I LP Unit and Release all Released Claims), the pro-rata portion of the CBM I LP Settlement Amount, including Interest accrued on the CBM I LP Settlement Amount prior to the time it is paid to the Escrow Agent, less Plaintiffs' Counsel's Requested CBM I LP Attorneys' Fees, such that each such CBM I LP Unit receives a net recovery of $133,500.00 (or a reduced pro-rata amount for each half-CBM I LP Unit or other fractional CBM I LP Unit); and further reduced by the amount, if any, such CBM I LP Unitholder owes on the purchase price (the "CBM I LP Net Settlement Amount").

      F.    Paragraph 1.69 is deleted in its entirety and replaced as follows:

            1.69 "Plaintiffs' Counsel's Attorneys' Fees" means the attorneys' fees and reimbursement of litigation costs and expenses awarded by the Court to Plaintiffs' Counsel, which includes the attorneys' fees provided for in paragraphs 1.69a and 1.69b, less $4.25 million, the amount by which Plaintiffs' Counsel has agreed to reduce their attorneys' fees pursuant to Paragraph 13.1 herein.

      G.    Paragraph 1.69a is added as follows:

            1.69a. "Plaintiffs' Counsel's Additional CBM I LP Attorneys' Fees" means the attorneys' fees, interest and litigation expenses to be paid by Host Marriott, Rockledge Hotel Properties, Inc. and Marriott International to Plaintiffs' Counsel to reimburse Plaintiffs' Counsel for the attorneys' fees, interest and litigation expenses they would have sought from the Court as reflected in the August 3, 2000 CBM I LP Notice of the CBM I LP Settlement but for this First Amendment and the CBM I LP Net Settlement Amount.

      H.    Paragraph 1.69b is added as follows:

            1.69b. "Plaintiffs' Counsel's Requested CBM I LP Attorneys' Fees" means the amount of attorneys' fees Plaintiffs' Counsel will request be paid out of the CBM I Settlement Amount from the award of attorneys' fees made by the Court on the CBM I LP Settlement to effectuate the receipt by the CBM I LP Unitholders of the CBM I LP Net Settlement Amount.

      I.    Paragraph 1.96 is deleted in its entirety and replaced as follows:

            1.96 "Settlement Agreement" means the Settlement Agreement dated March 9, 2000, as amended by the First Amendment, as it may be further amended or modified from time to time.

      J.    Paragraph 1.96a is added as follows:

            1.96a "First Amendment" means this First Amendment to the Settlement Agreement dated September 25, 2000.

II.   Section 2 of the Settlement Agreement is revised as follows:

      A.    Paragraph 2.1a is added as follows:

            2.1a As part of the CBM I LP Settlement, and subject to the terms and conditions contained herein and in the First Amendment, Host Marriott, Rockledge Hotel Properties, Inc. and Marriott International will pay or cause to be paid the Plaintiffs' Counsel's Additional CBM I LP Attorneys' Fees.

III.  Section 10 of the Settlement Agreement is revised as follows:

      A.    Paragraph 10.1 is amended to delete the following in its entirety:

            10.1 If Defendants Counsel has not, within 120 days of the execution of this Settlement Agreement, notified Plaintiffs' Counsel, Palm's Counsel and Equity's Counsel that (i) such consents/permission have been obtained; (ii) such consents/permission have been waived; or
            (iii) such
            consents/permission cannot be obtained, then Plaintiffs' Counsel has the option to notify Defendants' Counsel in writing that the Settlement shall be null and void without cost or expense (including Interest expense) to any party, and Palm's Counsel and/or Equity's Counsel has the option to notify Defendants' Counsel in writing that the Palm Intervenors and/or the Equity Intervenors (as the case may be) withdraw from the Settlement without cost or expense (including Interest expense) to any party; provided that such notice from Plaintiffs' Counsel, Palm's Counsel and/or Equity's Counsel is sent prior to notice being sent by Defendants' Counsel that the consents/permission have been obtained or waived.

      B.    Paragraph 10.1(a) is added as follows:

            10.1(a) If Defendants' Counsel has not, within 60 days of the execution of this First Amendment, notified Plaintiffs' Counsel, Palm's Counsel and Equity's Counsel that (i) such consents/permission have been obtained; (ii) such consents/permission have been waived; or (iii) such consents/permission cannot be obtained, then Plaintiffs' Counsel has the option to notify Defendants' Counsel in writing that the Settlement shall be null and void without cost or expense (including Interest expense) to any party, and Palm's Counsel and/or Equity's Counsel has the option to notify Defendants' Counsel in writing that the Palm Intervenors and/or the Equity Intervenors (as the case may be) withdraw from the Settlement without cost or expense (including Interest expense) to any party; provided that such notice from Plaintiffs' Counsel, Palm's Counsel and/or Equity's Counsel is sent prior to notice being sent by Defendants' Counsel that the consents/permission have been obtained or waived; and provided further that such right to cancel shall not apply to any part of the Settlement for which a Judgment Order has been entered.

      C.    Paragraph 10.1(b) is added as follows:

            10.1(b) For 60 days following the execution of the First Amendment, Defendants will not unilaterally terminate the Settlement (or any portion thereof) due solely to the failure, if any, to obtain the consents/permission provided in Paragraph 10.1(a) - (c).

IV.   Section 11 of the Settlement Agreement is revised as follows:

      A.    Paragraph 11.1 is amended as follows:

            11.1 On or before the third business day following the entry by the Court of any executed Judgment Order, the Joint Venture, Rockledge, Host Marriott and Marriott International, or one or more of their designees, shall pay or cause to be paid by wire transfer the applicable portion of the Settlement Fund as it relates to the Judgment Order (and the Plaintiffs' Counsel's Additional CBM I LP Attorneys' Fees if the Judgment Order relates to CBM I LP), to the Escrow Agent, which will be deposited by the Escrow Agent in an interest-bearing account pursuant to the Escrow Agreement in substantially the form attached as Exhibit H. In the event that the Judgment Order does not become Final because an appeal or other review of the Judgment Order has been filed, the Escrow Agent will return the portion of the previously funded Settlement Fund and the Plaintiffs' Counsel's Additional CBM I LP Attorneys' Fees, if previously funded, with Interest, to the Joint Venture, Rockledge, Host Marriott and Marriott International, in amounts as jointly instructed by these four entities, by wire transfer, within two (2) business days after the date the Escrow Agent receives documentation of such event. The Joint Venture, Rockledge, Host Marriott and Marriott International or one or more of their designees, will pay or cause to be paid by wire transfer the applicable portion of the Settlement Fund and the Plaintiffs' Counsel's Additional CBM I LP's Attorneys' Fees, if applicable, back to the Escrow Agent within three (3) business days after the order or judgment by the appellate court affirming the Judgment Order with respect to the relevant partnership or partnerships becomes Final.

      B.    Paragraph 11.3 is amended as follows:

            11.3 The Escrow Agent shall not be authorized to distribute any amount from the Settlement Fund or the Plaintiffs' Counsel's Additional CBM I LP Attorneys' Fees to any Plaintiff, Palm Intervenor, Equity Intervenor, Insider, or Plaintiffs' Counsel until after the Effective Date with respect to the relevant partnership or partnerships, and in accordance with the Plan of Allocation and the Court's order with respect to the payment of Plaintiffs' Counsel's Attorneys' Fees and reimbursement of expenses.

      C.    Paragraph 11.6 is amended as follows:

            11.6 The Escrow Agent shall not use or disburse any funds from the Settlement Fund or the Plaintiffs' Counsel's Additional CBM I LP Attorneys' Fees except as provided for in this Settlement Agreement, the First Amendment, the Escrow Agreement, as permitted by Order of the Court or with the written consent of the Parties.

      D.    Paragraph 11.8 is amended as follows:

            11.8 The Settlement Fund and the Plaintiffs' Counsel's Additional CBM I LP Attorneys' Fees shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as the Settlement Fund shall be distributed pursuant to this Settlement Agreement and/or further Order(s) of the Court.

      E.    Paragraph 11.9 is amended as follows:

            11.9 In the event that this Settlement Agreement (or any portion thereof) is not approved, is terminated, canceled, or fails to become effective for any reason, then none of the Joint Venture, Rockledge, Host Marriott and Marriott International shall be under any obligation to pay the applicable portion of the Settlement Fund or the Plaintiffs' Counsel's Additional CBM I LP Attorneys' Fees (if applicable). In the event that a Judgment Order with respect to any partnership or partnerships does not become Final, or is reversed, or substantially modified on appeal, then none of the Joint Venture, Rockledge, Host Marriott and Marriott International shall be under any obligation to repay to the Escrow Agent the portion of the Settlement Fund applicable to such partnership or partnerships or the Plaintiffs' Counsel's Additional CBM I LP Attorneys' Fees (if such Judgment Order includes CBM I LP) and the Settlement Agreement with respect to such partnership or partnerships shall be terminated with the Joint Venture, Rockledge, Host Marriott and Marriott International having no obligation to pay the portion of the Settlement Fund applicable to such partnership or partnerships or the Plaintiffs' Counsel's Additional CBM I LP Attorneys' Fees (if such Judgment Order includes CBM I LP). In the event that the Effective Date does not occur with respect any other partnership or partnerships, the failure of an Effective Date to occur with respect to any partnership or partnerships will not operate as a waiver of any obligations or reduce any benefits that have accrued or occurred as a result of the occurrence of the Effective Date with respect to any other partnership or partnerships.

V.    Section 12 of the Settlement Agreement is revised as follows:

      A.    Paragraph 12.1 is deleted in its entirety and replaced as follows:

            12.1 The Escrow Agent, subject to the supervision, direction and approval of the Court, and subject to all the terms and conditions contained herein, shall administer and oversee the distribution of the Settlement Fund to the Plaintiffs, Palm Intervenors, Equity Intervenors, Insiders, and the Settlement Fund and the Plaintiffs' Counsel's Additional CBM I LP Attorneys' Fees to Plaintiffs' Counsel, pursuant to this Settlement Agreement, the First Amendment, the Escrow Agreement and the Plan of Allocation approved by the Court.

      B.    Paragraph 12.3 is deleted in its entirety and replaced as follows:

            12.3 Seven (7) days after the Effective Date with respect to any partnership or partnerships, the Escrow Agent will be authorized to distribute from the Settlement Fund to Plaintiffs' Counsel Plaintiffs' Counsel's Attorneys' Fees applicable to such partnership or partnerships and, solely with respect to CBM I LP, Plaintiffs' Counsel's Additional CBM I LP Attorneys' Fees.

      C.    Paragraph 12.12 is deleted in its entirety and replaced as follows:

            12.12 Any disputes concerning the identity of the proper Person(s) to receive any or all of a Plaintiffs' Net Settlement Amount, and/or the CBM I LP Net Settlement Amount, if not otherwise resolved, will be finally determined by the Court. In the event of such a dispute, the Escrow Agent will retain the Net Settlement Amount and/or the CBM I LP Net Settlement Amount relating to such Person(s) in the Settlement Fund until it receives a written order of the Court.

VI.   Section 13 is amended as follows:

      A.    Paragraph 13.2 is added as follows:

            13.2 The $4.25 million reduction in the Plaintiffs' Counsel's Attorneys' Fees will be made in direct proportion to the amount of Plaintiffs' Counsel's Attorneys' Fees awarded by the Court, such that the total of the $4.25 million reduction will occur when all applicable Plaintiffs' Counsel's Attorneys' Fees are awarded by the Court in the Judgment Order.

VII.  Section 14 of the Settlement Agreement is revised as follows:

      A.    Paragraph 14.4 is added as follows:

            14.4 The parties agree that a Fairness Hearing may be held for the Desert Springs LP Settlement, Fairfield Inn LP Settlement, Residence Inn I LP Settlement and Residence Inn II LP Settlement separate and apart from the Fairness Hearing to be held for the CBM I LP Settlement and CBM II LP Settlement; that the Haas Litigation may be severed; that a Judgment Order may be entered by the Court on the Desert Springs LP Settlement, the Fairfield Inn LP Settlement, the Residence Inn I LP Settlement and the Residence Inn II LP Settlement; that funding of the Desert Springs LP Settlement Amount, the Fairfield Inn LP Settlement Amount, the Residence Inn I LP Settlement Amount and the Residence Inn II LP Settlement Amount will occur on or before the third business day following the entry by the Court of such executed Judgment Order; that such Judgment Order may become Final; and that the Effective Date on the Desert Springs LP Settlement, the Fairfield Inn LP Settlement, the Residence Inn I LP Settlement and the Residence Inn II LP Settlement can occur; and that distributions to the Desert Springs LP, Fairfield Inn LP, Residence Inn I LP and Residence Inn II LP Class Members and Plaintiffs' Counsel can occur as provided in the Settlement Agreement but solely as they relate to the Desert Springs LP Settlement, Fairfield Inn LP Settlement, Residence Inn I LP Settlement and Residence Inn II LP Settlement.

VIII. Section 15 of the Settlement Agreement is amended as follows:

      A.    Paragraphs 15.1 is deleted in its entirety and replaced as follows:

            15.1 Plaintiffs' Counsel intend to submit an application or applications (the "Fee and Expense Application") to the Court for an award of Plaintiffs' Counsel's Attorneys' Fees. The amount of attorneys' fees and litigation costs and expenses awarded by the Court to Plaintiffs' Counsel shall be in the sole discretion of the Court. Plaintiffs' Counsel will only seek from the CBM I LP Settlement Amount the Plaintiffs' Counsel's Requested CBM I LP Attorneys' Fees, it being the intent that the award of attorneys' fees by the Court will be equal to the sum of the Plaintiffs' Counsel's Requested CBM I LP Attorneys' Fees and the Plaintiffs' Counsel's Additional CBM I LP Attorneys' Fees. Plaintiff's Counsel agree that if their application for an award of attorneys' fees relating to the settlement of CBM I LP is approved and the Judgment Order (which includes CBM I LP) becomes Final, Plaintiffs' Counsel will wire transfer to Wolf Haldenstein Adler Freeman & Herz, LLP $1.6 million within two (2) business days from the date Plaintiffs' Counsel receive their attorneys' fees related to CBM I LP Settlement. Plaintiffs' Counsel further agree that the $1.6 million shall be paid solely by Plaintiffs' Counsel, and not by the Defendants, the CBM I LP Settlement Amount or the Settlement Fund.

      B.    Paragraph 15.2 is deleted in its entirety and replaced as follows:

            15.2 Plaintiffs' Counsel agree that they will seek fees, reimbursement of all litigation costs and expenses, and any other costs and expenses solely from the Settlement Fund and from the Plaintiffs' Counsel's Additional CBM I LP Attorneys' Fees and not from the Defendants. In no event will Defendants be obligated or required to pay any amount in excess of the total of the Settlement Fund and the Plaintiffs' Counsel's Additional CBM I LP Attorneys' Fees.

IX.   Section 19 of the Settlement Agreement is amended as follows:

      A.    Paragraph 19.23 is added as follows:

            19.23 The Parties hereto agree that the Defendants or their designees may call or otherwise solicit consents from the CBM I LP limited partners to effectuate the CBM I LP Settlement.

      B.    Paragraph 19.24 is added as follows:

            19.24 The Parties hereto acknowledge and agree to the terms of the letter agreement attached hereto and made a part hereof.

      C.    Paragraph 19.25 is added as follows:

            19.25 From and after the date of this First Amendment, all references in the Settlement Agreement to the "Settlement Agreement" shall refer to the Settlement Agreement as modified by the First Amendment, and the First Amendment.

      D.    Paragraph 19.26 is added as follows:

            19.26 The signatories to this First Amendment certify that they are authorized to enter into and sign this First Amendment.

      E.    Paragraph 19.27 is added as follows:

            19.27 The First Amendment may be executed in one or more counterparts and by facsimile signatures. For each such document, all executed counterparts and each of them shall be deemed to be one and the same instrument. Plaintiffs' Counsel, Palm's Counsel, Equity's Counsel and Defendants' Counsel shall exchange among themselves original signed counterparts and a complete set of original executed counterparts of this First Amendment shall be filed with the Court.

      F.    Paragraph 19.28 is added as follows:

            19.28 In entering this First Amendment, the Plaintiffs, the Palm Intervenors and Equity Intervenors, by and through their counsel of record in the Milkes and Haas Litigations, expressly acknowledge, represent, warrant, covenant and agree that in entering into this First Amendment, they are relying solely on their own independent analysis, beliefs and judgment concerning the value of CBM I LP and CBM II LP, and the value of the Released Claims in CBM I LP, CBM II LP, Residence Inn I LP, Residence Inn II LP, Fairfield Inn LP and Desert Springs LP, and expressly waive, disclaim, abandon and relinquish any reliance (actual, perceived or otherwise) on any Defendant in electing to consummate the transactions made the subject of this First Amendment, other than as expressly contained herein.

AGREED TO THIS 23RD DAY OF SEPTEMBER, 2000.

BERG & ANDROPHY

By: /s/ David Berg
    ------------------------------
        David Berg
3704 Travis
Houston, Texas  77002
(713) 529-5622 - telephone
(713) 529-3785 - facsimile


HACKERMAN, PETERSON, FRANKEL & MANELA, P.C.

By: /s/ Stephen M. Hackerman
    ------------------------------
        Stephen M. Hackerman
1122 Bissonnet
Houston, Texas  77005
(713) 528-2500 - telephone
(713) 528-2509 - facsimile


JAMES R. MORIARTY & ASSOCIATES

By: /s/ James R. Moriarty
    ------------------------------
        James R. Moriarty
1150 Bissonnet
Houston, Texas  77005
(713) 528-0700 - telephone
(713) 528-1390 - facsimile


YETTER & WARDEN, LLP

By: /s/ David E. Warden
    ------------------------------
        David E. Warden
3800 Chase Tower, 600 Travis
Houston, Texas  77002
(713) 238-2002 - telephone
(713) 238-2002 - facsimile

ATTORNEYS FOR PLAINTIFFS

CHESLOCK, DEELY & RAPP

By: /s/ J. Patrick Deely
    -------------------------------
        J. Patrick Deely
405 N. St. Mary's Street, Suite 600
San Antonio, Texas  78205
(210) 224-5008 - telephone
(210) 224-8470 - facsimile

ATTORNEYS FOR INTERVENORS,
EQUITY RESOURCE FUND X, EQUITY RESOURCE FUND XV, EQUITY RESOURCE FUND XVI, EQUITY RESOURCE FUND XVII, EQUITY RESOURCE FUND XX, EQUITY RESOURCE FUND XXI, EQUITY RESOURCE BAY FUND, EQUITY RESOURCE BRIDGE FUND, and EQUITY RESOURCE PILGRIM FUND


GEORGE & DONALDSON, LLP

By: /s/ R. James George
    -------------------------------
        R. James George
1100 Norwood Tower
114 W. 7th Street
Austin, Texas  78701
(512) 495-1410 - telephone
(512) 499-0094 - facsimile

ATTORNEYS FOR INTERVENORS
PALM INVESTORS LLC


CUNNINGHAM, DARLOW, ZOOK & CHAPOTON, LLP

By: /s/ Debbie Darlow
    --------------------------------
        Debbie Darlow
1700 Chase Tower, 600 Travis
Houston, Texas  77002
(713) 255-5500 - telephone
(713) 255-5555 - facsimile

ATTORNEYS FOR DEFENDANTS,
HOST MARRIOTT CORPORATION, CBM ONE LLC
and HOST INTERNATIONAL, INC.

WILLIAMS & CONNOLLY LLP

By: /s/ Kenneth Smurzynski
    --------------------------------
        Kenneth Smurzynski
725 Twelfth Street, N.W.
Washington, DC  20005
(202) 434-5000 - telephone
(202) 343-5029 - facsimile


JENKENS & GILCHRIST

By: /s/ Seagal V. Wheatley
    --------------------------------
        Seagal V. Wheatley

1800 Frost Bank Tower
100 W. Houston Street
San Antonio, Texas  78205
(210) 246-6500 - telephone
(210) 246-5999 - facsimile

ATTORNEYS FOR DEFENDANTS,
MARRIOTT INTERNATIONAL, INC. and
COURTYARD MANAGEMENT CORPORATION


MILBANK, TWEED, HADLEY & McCLOY, LLP

By: /s/ Richard C. Tufaro
    --------------------------------
        Richard C. Tufaro
1825 Eye Street, N.W., Suite 1100
Washington, D.C.  20006
(202) 835-7500 - telephone
(202) 835-7586 - facsimile

James L. Walker
Albon O. Head, Jr.
JACKSON & WALKER
112 E. Pecan St., Suite 2100
San Antonio, TX  78205

ATTORNEYS TO THE SPECIAL LITIGATION COMMITTEE
OF COURTYARD BY MARRIOTT LIMITED PARTNERSHIP

                                NO. 98-CI-04092

ROBERT M. HAAS, SR., et al.              |      IN THE DISTRICT COURT OF
                                         |
                Plaintiffs,              |
                                         |
MURRAY F. WEISS, et al.                  |
                                         |
                Plaintiff Intervenors,   |
VS.                                      |      BEXAR COUNTY, TEXAS
                                         |
MARRIOTT INTERNATIONAL,                  |
INC., et al.                             |
                                         |
                Defendants.              |      285th JUDICIAL DISTRICT


              AGREEMENT CONCERNING COURTYARD BY MARRIOTT LIMITED
                           PARTNERSHIP ("CBM I LP")
                           ------------------------

        Reference is made to the Settlement Agreement dated as of March 9, 2000 (the "Settlement Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Settlement Agreement. This is to confirm that the parties hereto have agreed as follows:

        1. Notwithstanding anything in the Settlement Agreement to the contrary, provided that all of the conditions to the consummation of the CBM I LP Settlement have been satisfied or waived, holders of each of the 986 CBM I LP Units in the CBM I LP Class (who do not Opt-Out of the Settlement and who are not in an overlap position and are thereby able to convey their CBM I LP Unit and release all Released Claims, and further, who do not owe on the purchase price of such unit) shall receive a net recovery of $133,500 per unit, which amount includes all interest earned on the portion of the Settlement Fund attributable to the CBM I LP Units, but does not include any interest that may be earned on the portion of the Settlement Fund attributable to the CBM I LP Units after the Settlement Fund is deposited with the Escrow Agent. The Net Settlement Amount with respect to the Palm Intervenors, the Equity Intervenors and the Insiders shall remain as currently provided in the Settlement Agreement.

        2. To increase the net recovery provided in Section 1, Host Marriott Corporation, Rockledge Hotel Properties, Inc. and Marriott International, Inc. will request that the Plaintiffs' Counsel file with the Texas Court a new attorneys' fee application related to the CBM I LP Settlement which will enable Section 1 above to be effectuated. Host Marriott Corporation, Rockledge Hotel Properties, Inc. and Marriott International, Inc. will reimburse Plaintiffs' Counsel for the attorneys' fees that they would have received on the CBM I LP Settlement but for Section 1, such amount to be agreed upon by Host Marriott Corporation, Rockledge Hotel Properties, Inc., Marriott International and Plaintiffs' Counsel.

3. Host Marriott Corporation, Rockledge Hotel Properties, Inc. and Marriott International, Inc. will, at their sole cost and expense, file (or cause to be filed) an amendment to the CBM I LP Purchase Offer/Consent Solicitation Statement, and distribute (or cause to be distributed) a supplement to the CBM I LP Purchase Offer/Consent Solicitation Statement to the CBM I LP limited partners together with a duplicate ballot. The periods for the CBM I LP purchase offer and the solicitation of consents of the CBM I LP limited partners to the CBM I LP Merger and the CBM I LP Proposed Partnership Agreement Amendments will be extended as deemed necessary by Host Marriott Corporation, Rockledge Hotel Properties, Inc. and Marriott International, Inc., after communication with the CBM I LP Partners' Committee.

4. Marvin Schick and the CBM I LP Partners' Committee have determined that the CBM I LP Settlement, as revised herein, is fair, reasonable and in the best interests of the CBM I LP limited partners. Marvin Schick agrees to actively support the CBM I LP Settlement, which will include, but will not be limited to, voting his and the RJJ School's CBM I LP Units in favor of the CBM I LP Merger and the CBM I LP Proposed Partnership Agreement Amendments, tendering his and the RJJ School's CBM I LP Units in the purchase offer, encouraging holders of CBM I LP Units to vote their CBM I LP Units in favor of the CBM I LP Merger and the CBM I LP Proposed Partnership Agreement Amendments and tender their CBM I LP Units in the purchase offer, responding to calls from the CBM I LP limited partners in a manner which supports the CBM I LP Settlement, and sending letters to the CBM I LP limited partners in support of the CBM I LP Settlement. Host Marriott Corporation, Rockledge Hotel Properties, Inc. and Marriott International, Inc. will pay the cost of reproducing and mailing any such written communications.

5. The parties hereto agree that the Defendants or their designees may call or otherwise solicit consents from the CBM I LP limited partners.

6. Host Marriott Corporation, Rockledge Hotel Properties, Inc. and Marriott International, Inc. will pay $100,000, as an expense reimbursement, to the CBM I LP Partners' Committee at the time the portion of the Settlement Fund allocable to CBM I LP is deposited with the Escrow Agent.

7. CBM I LP Unitholders may forward any comments they have concerning the appraisal of the CBM I LP portfolio to the appraisers appointed to perform such appraisals in accordance with the CBM I LP Purchase Offer/Consent Solicitation Statement.

8. All counsel fees and expenses incurred by or on behalf of Wolf Haldenstein Adler Freeman & Herz LLP, shall be paid solely by Plaintiffs' Counsel and not from the

        Defendants, the CBM I LP Settlement Amount or the Settlement Fund, each of which is released from any liability therefor.

9. The CBM I LP Partners' Committee, its members and its counsel agree that they will not object to the CBM I LP Settlement and will not appeal the Judgment Order.

10. The limited partners of CBM I LP may send to Gemisys until 10 days before the Effective Date of the CBM I LP Settlement an assignment of their beneficial interest in their CBM I LP Unit(s) directing that all proceeds from the CBM I LP Settlement be assigned and paid to any charitable institution, family member, family trust or such other person or entity which does not constitute a sale of the CBM I LP Units.

11. Mr. Schick and his counsel agree that in any communications with the press, they will convey support for the Settlement Agreement.

12. The General Partner of CBM I LP shall designate Ms. Andrea Jacob to act as the liaison with the CBM I LP Partners' Committee to address any issues relating to the Settlement that may arise. The General Partner of CBM I LP makes no representations or warranties concerning the resolution of any such issues.

13. The parties acknowledge that the agreements set forth in Sections 1 and 2 of this letter agreement will be discussed with the Securities and Exchange Commission. The parties agree to negotiate in good faith to modify the agreements set forth in Sections 1 and 2 to accommodate or incorporate any modifications required by the Securities and Exchange Commission. In the event that (i) the parties cannot agree on appropriate modifications to the agreements set forth in Sections 1 and 2 to accommodate or incorporate any modifications required by the Securities and Exchange Commission or (ii) the Securities and Exchange Commission does not approve of the agreements set forth in Sections 1 and 2 of this letter agreement (as currently drafted or as modified by the parties in response to the Securities and Exchange Commission's comments), this entire letter agreement shall be of no further force or effect.

14. This Agreement shall become null and void and of no further force or affect if the CBM I LP Settlement is not consummated.

15. This Agreement is expressly conditioned upon the agreement of all the parties to the Settlement Agreement on appropriate amendments to the Settlement Agreement.

16. Except as set forth herein, this Agreement does not affect the Settlement Agreement.

17. This Agreement may be executed in one or more counterparts and by facsimile signatures.

AGREED TO THIS 22nd DAY OF SEPTEMBER, 2000

WOLF HALDENSTEIN ADLER FREEMAN & HERZ, LLP

By: /s/ Lawrence P. Kolker
    ----------------------
    Lawrence P. Kolker

270 Madison Avenue
New York, New York 10016
(212) 545-4600 - telephone
(212) 545-4653 - telecopier

By: /s/ Marvin Schick
    ----------------------
    Marvin Schick, Individually and as the
    Representative of the Ad Hoc CBM I
    Partners' Committee


MARRIOTT INTERNATIONAL, INC.

By: /s/ R.S. Hoffman
    ----------------------
    Its: Senior Vice President
         ----------------------


HOST MARRIOTT CORPORATION

By: /s/ C.G. Townsend
    ----------------------
    Its: Senior VP
         ----------------------


CBM ONE LLC

By: /s/ C.G. Townsend
    ----------------------
    Its: Executive VP
         ----------------------


ROCKLEDGE HOTEL PROPERTIES, INC.

By: /s/ C.G. Townsend
    ----------------------
    Its: Vice President
         ----------------------